Exhibit 99.1

Nasdaq Announces New Corporate Structure to Accelerate Strategy

Organizes Nasdaq’s business units into three divisions: Market Platforms, Capital Access Platforms, and Anti-Financial Crime

Positions Nasdaq to better deliver for clients and scale for the future

NEW YORK, September 28, 2022 – Nasdaq, Inc. (Nasdaq: NDAQ) today announced that it is organizing its business units into three divisions: Market Platforms, Capital Access Platforms, and Anti-Financial Crime. This new structure will align the company more closely to the foundational shifts that are driving the evolution of the global financial system and evolving client needs.

“The financial system is being transformed by the modernization of markets, corporate and investor focus on long-term value creation, and the growing importance of protecting the system’s integrity,” said Adena Friedman, President & CEO of Nasdaq. “The value created by our strategy over the past five years has given us the confidence to accelerate our efforts in our major growth areas through this new corporate structure, with our ultimate goal to become the trusted fabric of the financial system.”

Market Platforms

Market Platforms will include Nasdaq’s North American and European Market Services, Market Infrastructure Technology, as well as two new growth pillars: Digital Assets and Carbon Markets. Today, Nasdaq is the largest market in U.S. equities and has the number one share in Nordic equities and U.S. equity options. Nasdaq powers more than 130 of the world’s market infrastructure organizations in over 50 countries with end-to-end technology solutions.

Leveraging the division’s position at the center of markets, Market Platforms will be at the forefront of the financial system’s evolution and will play a critical role in advancing the modernization of markets. Innovative technologies, including cloud and blockchain, present significant potential opportunities to further enhance market resiliency and scalability, make markets even more accessible to market participants, and open doors to new asset classes.

Tal Cohen will lead the division as President of Market Platforms. Cohen currently serves as Executive Vice President and Head of North American Markets and is responsible for the company’s equities, options, and surrounding systems in Nasdaq’s U.S. and Canadian businesses.

Capital Access Platforms

Capital Access Platforms will combine Nasdaq’s Corporate Platforms and Investment Intelligence businesses. With over 10,000 corporate clients and 5,000 clients across the investment management ecosystem, Nasdaq is the world’s leading franchise serving the corporate issuer and investment community.

From the position at the crossroads of the global capital markets, Capital Access Platforms is uniquely placed to act as a bridge between investors and corporates to help clients navigate the increasing complexity of the evolving financial system. With leading core businesses in index, data, and listings, Capital Access Platforms will help clients modernize workflows, navigate the climate and ESG landscape, and deliver even more holistic, actionable insights and intelligence.

Nelson Griggs will lead the division as President of Capital Access Platforms and will continue his role as President of the Nasdaq Stock Exchange. Griggs currently serves as Executive Vice President of Nasdaq’s Corporate Platforms business and is responsible for listings and corporate solutions.

Anti-Financial Crime

Anti-Financial Crime will include Verafin, our fraud detection and anti-money laundering solution, which serves over 2,200 banks and credit unions, as well as Nasdaq’s world-leading market and trade surveillance products serving over 200 brokerage firms, regulators, and exchanges. This division will help protect the integrity of the financial system and fight financial crime.

Anti-financial crime technology represents an already large and fast-growing sector with structural and regulatory tailwinds. Financial institutions face significant challenges in detecting and preventing financial crime and, therefore, are investing significant capital and resources in combatting an ever-increasing threat to the integrity of the global financial system. Nasdaq’s anti-financial crime division will focus on delivering a world-class platform with holistic solutions and capabilities to support financial institutions in fighting financial crime more effectively across their networks and the wider financial system.

Jamie King, Executive Vice President, will continue to lead the Anti-Financial Crime division at Nasdaq.

Timeline

The new corporate structure will take effect by the end of the Fourth Quarter 2022 with corresponding executive appointments taking effect on January 1, 2023. To learn more, visit: www.nasdaq.com/accelerate.

Nasdaq’s financial results for the Third Quarter 2022 will be published in accordance with its current structure, which includes existing forward-looking management outlook and other financial guidance. Coinciding with the publication of Nasdaq’s Third Quarter 2022 results, the company also plans to provide supplemental information detailing the financial reporting implications of the new corporate structure. Nasdaq intends to publish its Fourth Quarter and Full Year 2022 results, as well as all future reporting, in alignment with the new corporate structure.

At Nasdaq’s 2022 Investor Day on November 8, 2022, the company will reflect the new corporate structure in its planned presentation of its strategy, its businesses, and future opportunities. Any updates to the management outlook and other financial guidance will include implications of the changes to the corporate structure. Click here to register for the Nasdaq 2022 Investor Day.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the Company’s new corporate structure, growth strategy and expectations, financial guidance and executive changes. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability arising from the Russian invasion of Ukraine, government and industry regulation, interest rate risk, U.S. and global competition, the impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business partners, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software, and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

Nasdaq Media Contacts:

Marleen Geerlof

(347) 380-3520

marleen.geerlof@nasdaq.com

Will Briganti

(646) 964-8169

william.briganti@nasdaq.com

Nasdaq Investor Contact:

Ed Ditmire, CFA

(212) 401-8737

ed.ditmire@nasdaq.com

-NDAQF-